Exhibit 99.1

Wayfair Provides Business Update In Response to COVID-19

Top Priority is to Serve and Support Customers, Employees & Communities

Business Performance Remains Strong; Accelerating Path to Profitability

Multiple Steps Taken to Further Reinforce Liquidity, Including $535 Million Capital Raise

BOSTON, Mass. — April 6, 2020 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today outlined some of the many steps it is taking to meet strong continued customer demand while protecting the health and safety of its customers, employees, partners and greater community in this unprecedented global moment. Wayfair also updated investors on its business trends and priorities in light of these extraordinary circumstances, and announced additional steps to strengthen its balance sheet. The company expects to meet or exceed its first quarter 2020 guidance for consolidated net revenue growth and Non-GAAP Adjusted EBITDA Margin.

“We are closely monitoring the current market as we all respond to the threat of COVID-19. Wayfair’s e-commerce model is uniquely suited to serving customers’ very real needs at this challenging time, and we are committed to doing so while taking all necessary steps and precautions to ensure the safety of our customers, employees, and communities. We are incredibly proud of our team of over 16,000 people and the way they have mobilized to both take care of our customers and to help our local communities,” noted Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “We are encouraged by our increasing sales momentum, yet remain highly focused on our plan to rapidly reach profitability and positive free cash flow. The additional capital we are raising, though not strictly necessary, should only enhance our ability to successfully navigate through any market backdrop.”

Health & Safety Measures

While the majority of Wayfair’s employee base has smoothly transitioned to working from home, fulfilment, logistics and transportation facilities are fully operational as the team continues to meet customers’ needs during these challenging times.

Through no-contact delivery, Wayfair is able to quickly and safely deliver necessary household staples such as mattresses, bedding, sheets, and towels, as well as basic kitchen and cookware items, large appliances, home office furniture, and children’s furniture and playroom products, to ensure that customers and their families are well equipped to spend more time at home.

Measures that Wayfair has instituted to combat the transmission of COVID-19 include:

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Wayfair has partnered with expert epidemiologists to implement preventative best practices throughout its operations that are in line with guidance from the Centers for Disease Control and Prevention (“CDC”).

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Wayfair introduced a no-contact delivery experience to keep drivers and customers safe. No signatures are required, delivery teams have been instructed to maintain a distance of six feet from customers, and hand washing or sanitizer use is mandatory between all deliveries.

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Across all facilities and delivery operations, Wayfair has significantly increased daily cleaning routines, including disinfection and cleaning of equipment, more frequent handwashing, and use of sanitizer. Wayfair has also begun to implement daily temperature checks at several locations with plans to roll out the practice further in the coming days.

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Policies and protocols have been implemented to help ensure that teams in fulfillment and transportation centers maintain proper social distancing. This includes staggering shifts to reduce overlap and placing limitations on the number of people allowed in common spaces.

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Wayfair has also rolled out emergency paid time off to enable team members who are not feeling well to stay home without losing pay. Additionally, the company has increased pay and introduced other incentives for hourly employees in fulfillment centers and home-delivery operations to recognize their ongoing contributions during this challenging time.

More background on the operational steps Wayfair is taking in light of COVID-19 can be found here.

Community Commitment

Wayfair is leveraging its core competencies and expertise to provide added support to the greater community.

The company has offered to support the Federal Emergency Management Agency (“FEMA”) in New York and Massachusetts by providing call center assistance, access to its logistics network for storing and moving critical supplies, and Wayfair’s seamless supply chain to provide much needed items such as mattresses, linens, sheets and pillows for field hospitals.

In addition, Wayfair is working with the Boston Medical Center to provide furnishings in a slated space for the homeless to self-quarantine should they become infected. The company is also making a $250,000 donation to a variety of employee-selected charities to help those impacted by COVID-19.

Wayfair will postpone its annual Way Day celebration to a later date. Instead, the company will host a special promotional event during its second quarter to offer the best value to customers during this time of need, and will donate a meaningful portion of the proceeds to benefit the broader community.

More background on the community outreach that Wayfair, along with other large corporations, is doing in light of COVID-19 can be found here.

Business Performance

For its first quarter of 2020, Wayfair expects to meet or exceed its previously issued guidance of 15% to 17% consolidated net revenue growth year-over-year and consolidated Non-GAAP Adjusted EBITDA Margin in a negative 7.3% to 7.8% range.

Wayfair continues to see strong demand across most home goods categories in both its US and International segments. After entering the month of March with gross revenue growing at slightly below 20% year-over-year, consistent with January and February growth rates, Wayfair saw this rate of growth more than double towards the end of March. This run-rate has continued into early April.

Simultaneously, the company is accelerating its efforts to drive towards Non-GAAP Adjusted EBITDA profitability and materially improve its cash flow profile in 2020. Wayfair is making solid early progress against these initiatives, which are focused on driving leverage across all dimensions of its income statement including gross margin, advertising as a percent of sales, and the company’s operating expenses. Management will provide a full update on the company’s actions and outlook when Wayfair reports first quarter results on May 5th.

Liquidity Update

Wayfair is also taking steps to further strengthen its balance sheet and optimize its liquidity position to allow it to continue to serve customers from a position of operational and financial strength.

Today, Wayfair announced a private placement of convertible senior notes (the “notes”) in an aggregate principal amount of $535 million. Great Hill Partners and Charlesbank Capital Partners, two leading investment firms, led the transaction. One of Wayfair’s largest public shareholders, The Spruce House Partnership, also participated. The notes will bear interest, to be paid in kind, at an annual rate of 2.5% and feature a $72.50 conversion price, representing a 46% premium to the average closing price of Wayfair’s Class A common stock over the last 30 days. The notes will mature in five years, unless earlier redeemed, repurchased, or converted in accordance to their terms. The full details of the transaction will be made available in a subsequent Form 8-K filing.

About Wayfair

Wayfair believes everyone should live in a home they love. Through technology and innovation, Wayfair makes it possible for shoppers to quickly and easily find exactly what they want from a selection of more than 18 million items across home furnishings, décor, home improvement, housewares and more. Committed to delighting its customers every step of the way, Wayfair is reinventing the way people shop for their homes – from product discovery to final delivery.

The Wayfair family of sites includes:

•	Wayfair - Everything home for every budget.

•	Joss & Main - Stylish designs to discover daily.

•	AllModern - The best of modern, priced for real life.

•	Birch Lane - Classic home. Comfortable cost.

•	Perigold - The widest-ever selection of luxury home furnishings.

Wayfair generated $9.1 billion in net revenue for full year 2019. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 16,000 people.

Media Relations Contact:

Jane Carpenter, PR@wayfair.com

Investor Relations Contact:

Jane Gelfand, IR@wayfair.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding the strength of our product offering, our future results of operations and financial position, our business strategy and our plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue (“Adjusted EBITDA Margin”) and free cash flow. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance.

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest (expense), net, other (income) expense, net, provision for income taxes, net, non-recurring items, and other items not indicative of our ongoing operating performance. We have included Adjusted EBITDA and Adjusted EBITDA Margin in this release because they are key measures used by our management and our board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis as these costs may vary independent of business performance. In the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

We calculate forward-looking Adjusted EBITDA and Adjusted EBITDA Margin based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net loss. We do not attempt to provide a reconciliation of forward-looking Adjusted EBITDA and Adjusted EBITDA Margin guidance to forward looking GAAP net loss because forecasting the timing or amount of items that have not yet occurred and are out of the Company’s control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

The non-GAAP measures have limitations as analytical tools.We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.

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